UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019

CHINA UNITED INSURANCE SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54884	30-0826400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

7F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan

(Address of principal executive offices)

+8862-87126958

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05. Amendments to the Registrant’s Code of Ethics, or a Waiver of a Provision of the Code of Ethics.

On March 15, 2019, the Board of Directors (the “Board”) of China United Insurance Service, Inc. (“CUIS” or the “Company”) adopted the Corporate Code of Business Conduct and Ethics, the Policy on Anti-Corruption, the Conflict of Interest Policy, and the Policy on Insider Trading and Disclosure. The Corporate Code of Business Conduct and Ethics, the Policy on Anti-Corruption, the Conflict of Interest Policy, and the Policy on Insider Trading and Disclosure became effective immediately upon the approval of and the adoption by the Board.

The foregoing description of the Corporate Code of Business Conduct and Ethics, the Policy on Anti-Corruption, the Conflict of Interest Policy, and the Policy on Insider Trading and Disclosure is qualified in its entirety by the text of the Corporate Code of Business Conduct and Ethics, the Policy on Anti-Corruption, the Conflict of Interest Policy, and the Policy on Insider Trading and Disclosure, respectively, adopted by the Board, which are filed as Exhibit 14.1, Exhibit 14.2, Exhibit 14.3, and Exhibit 14.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

14.1	China United Insurance Service, Inc. Corporate Code of Business Conduct and Ethics
14.2	China United Insurance Service, Inc. Policy on Anti-Corruption
14.3	China United Insurance Service, Inc. Conflict of Interest Policy
14.4	China United Insurance Service, Inc. Policy on Insider Trading and Disclosure

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA UNITED INSURANCE SERVICE, INC.

Date: March 18, 2019

By:	/s/ Yi-Hsiao Mao
Name: Yi-Hsiao Mao
Title: Chief Executive Officer